Response to Item 77D

Eaton Vance Richard Bernstein All Asset
Strategy Fund
Material changes to the investment policies of the Fund are described in the Fund's prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and is incorporated herein by reference.